                                INTERMEDIATE TERM

                             GAS PURCHASE AGREEMENT


                                TABLE OF CONTENTS
                                -----------------

                                                                      PAGE
Article I      Term                                                    1

Article II     Points of Delivery and Quality of Gas                   2

Article III    Measurement                                             6

Article IV     Obligations to Take and Deliver Gas                     7

Article V      Price                                                  10

Article VI     Force Majeure                                          11

Article VII    Liability                                              13

Article VIII   Notices                                                13

Article IX     Production Period and Statement                        14

Article X      Further Obligations and Representations                14

Article XI     Miscellaneous                                          16

Exhibit
- -------

  A - Dedicated Wells                                                 19


GPA-INT                                                     Contract No. 11285

                              INTERMEDIATE TERM
                            GAS PURCHASE AGREEMENT

         THIS AGREEMENT, (the "Agreement"), effective as of the 29th day of May, 1996 is entered into by and between EVERFLOW EASTERN PARTNERS, L.P., the "Seller," and EAST OHIO GAS, an Ohio corporation, the "Buyer."

                                   RECITAL
                                   -------

         WHEREAS Seller desires to sell and deliver to Buyer, and Buyer desires to purchase from Seller, at the Point(s) of Delivery specified in the Agreement, all the natural gas produced during the term of the Agreement from the Ohio well or wells described in Exhibit A attached and made a part of the Agreement, at the prices and upon and subject to the terms, conditions and limitations provided in the Agreement;

         NOW THEREFORE, in consideration of their mutual covenants and promises contained in the Agreement, Seller and Buyer agree as follows:

                                  ARTICLE I
                                  ---------
                                     TERM
                                     ----

         1. The Agreement shall continue in force for a term of Fifteen (15) months commencing at the beginning of the July, 1996 Production Period and terminating at the end of the October, 1997 Production Period, provided however,
(1) that if at any time the delivery by Seller at the Point(s) of Delivery of gas from any well subject to the Agreement shall be less than an average of twenty thousand cubic feet per day for any Production Period in which the delivery or receipt of gas has not been interrupted pursuant to Articles II, IV or VI of the Agreement, then Buyer, at its sole option, may terminate the Agreement as to the gas produced from any such well, or from


GPA-INT                             Page 1              Contract No. 11285
each of such wells if there are more than one, by giving Seller thirty (30) days prior written notice of such termination, and, (2) that either Buyer or Seller may terminate the Agreement by giving the other thirty (30) days written notice prior to the end of any Production Period, if the price to be paid pursuant to
Article V has been frozen pursuant to the provisions of Article V, paragraph 2. No notice of termination or cancellation because of expiration of the term stated in this paragraph shall be required.

         2. During the term of the Agreement, Seller may make additional wells subject to this Agreement only with Buyer's consent pursuant to the execution by Buyer and Seller of supplements to Exhibit A identifying the well or wells to be added. The execution of such supplements shall be at Buyer's sole discretion and Buyer shall have no obligation to execute any such supplements. During the term of the Agreement, any abandonment of a well or wells listed on Exhibit A or any supplement thereto by Seller shall only be with the written permission and at the sole discretion of Buyer. Such permission shall not be unreasonably withheld.

         3. The Agreement shall not extend to any well listed on Exhibit A unless such well is turned on and gas from it is being received by Buyer at the Point(s) of Delivery within ninety (90) days of the date of the Agreement.

         4. Termination for any cause shall not affect either party's rights or duties arising prior to such termination.

                                  ARTICLE II
                                  ----------
                   POINT(S) OF DELIVERY AND QUALITY OF GAS
                   ---------------------------------------

         1. Seller shall promptly proceed with the construction of any necessary pipe line extending from the well or wells subject to the Agreement to the terminal point or points determined by Buyer, hereinafter referred to as the "Point(s) of Delivery." The Point(s) of


GPA-INT                             Page 2              Contract No. 11285

Delivery shall be measuring stations furnished, constructed, owned, operated and maintained by Buyer, located on Buyer's pipe lines as now constructed or on any extension which may later be constructed. The sites for said measuring stations shall be furnished by Buyer, or, if by Seller, with rights of ingress and egress granted to Buyer. As soon as practicable after completion of a pipe line by Seller to a Point of Delivery, Buyer, at Seller's expense, shall construct the necessary gas measuring stations at the Point of Delivery, if no suitable measuring station then exists at the Point of Delivery. Prior to its construction if possible Buyer shall provide Seller with its best estimate of the costs of the measuring station, including station site. Seller shall pay Buyer an amount equal to the estimate provided by Buyer to Seller. Such payment, which will bear no interest, will be applied by Buyer toward the actual construction costs of the measuring station. Following the accumulation of all actual costs by Buyer for the measuring station, the parties shall reconcile any differences within thirty (30) days. Buyer may at any time, at its option, install additional measuring equipment so as to individually meter the gas from any well subject to the Agreement. Seller may request that Buyer change any Point of Delivery after its location has been originally established. If Buyer, in its sole discretion, agrees to make such a change, all costs incurred by Buyer for any alternate site, for the movement of any measuring and regulating station equipment, or for any new or additional metering facilities, will be promptly reimbursed to Buyer by Seller after receipt of an itemized invoice.

         2. Seller's rights as Lessee under the terms of any lease pursuant to which any well subject to the Agreement is drilled, for the purposes of installing, operating, maintaining and removing any facilities and equipment, including measuring equipment, and its rights of ingress and egress to the well and measuring station, shall be extended to Buyer. Seller shall provide and maintain in good repair access roads, suitable for use by Buyer's vehicles, to all well sites and


GPA-INT                             Page 3              Contract No. 11285
measuring stations. Should Seller not secure, provide and maintain both physical and legal access to any well or wells subject to the Agreement for Buyer, then Buyer shall, in its sole discretion, have the right to terminate the Agreement as to such well or wells.

         3. Seller may use such mechanical pressurization as it deems necessary to deliver gas to Buyer at the Point(s) of Delivery, but the gas shall be taken by Buyer against such pipe line pressures as Buyer in its sole judgment deems necessary to maintain in its pipe line system either by reason of its market demands and deliveries of gas into its pipe line system from other sources of supply or in accordance with good safety practices and requirements and the regulations of government authorities. Should Seller compress and pump the gas to be delivered to Buyer at the Point(s) of Delivery, Seller shall also install and maintain at its own expense the necessary equipment for the elimination or suppression of pulsations in the flowing gas that are created by compression equipment, and, in addition, Seller will install the necessary equipment to insure a flowing temperature not to exceed 120 degrees (120 degrees) Fahrenheit at the Point(s) of Delivery.

         4. Buyer may at any time suspend the taking of gas hereunder for safety reasons or while making repairs or alterations to, or conducting tests of, its pipelines or other facilities. When practicable Buyer shall notify Seller in advance of its plans to suspend the taking of gas, giving its best estimate of the duration of the suspension. Such repairs, alterations or tests shall be completed with due diligence. Any period of suspension of Purchases pursuant to this paragraph shall be in addition to all other rights of Buyer to suspend purchases pursuant to the Agreement.

         5. Seller shall install and maintain at Seller's expense, the necessary equipment for separating and removing oil, water, salt, dust, sulfur or sulfur compounds, nitrogen or nitrogen compounds and other gaseous impurities, objectionable odors, and foreign matter or substances and mechanical pulsations from the gas before its delivery to Buyer at Point(s) of Delivery.


GPA-INT                             Page 4              Contract No. 11285

Seller is obligated to deliver, to Buyer at the Point(s) of Delivery only such gas as is free from all substances or flowing conditions which might affect or impair its marketability or cause injury to or interference with the operation of the pipe lines, regulators, meters or other equipment of Buyer or Buyer's customers. Buyer may refuse at any time any gas which contains gaseous impurities or objectionable odors or otherwise does not meet Buyer's gas quality standards. Other than as provided for in this paragraph, however, the gas delivered to Buyer hereunder shall be delivered in its natural state without any of its component parts having been extracted.

         6. Seller at all times shall deliver to Buyer at the Point(s) of Delivery gas having a gross heating value of not less than 1,000 British thermal units per cubic foot at 14.73 pounds per square inch absolute ("PSIA"), sixty degrees (6O(degree)) Fahrenheit and saturated with water vapor. Seller shall deliver only such gas which does not contain more than 1/4 grain of hydrogen sulfide per 100 cubic feet of gas volume (8 ppm of sulfur, by weight) nor contain more than 3/4 grain of total sulfur per 100 cubic feet of gas volume (22 ppm of sulfur, by weight).

         7. If, by reason of the presence of any impurities in the gas delivered to Buyer, or as a result of any other act or failure to act which is inconsistent with the provisions of this Article II, any of Buyer's property or equipment is damaged or otherwise rendered inoperative, Buyer shall bill Seller, and Seller shall pay within fifteen (15) days of receipt of an itemized invoice, for the cost of all necessary repairs, corrections and replacements.

         8. All pipe lines, fittings, and other properties furnished under the Agreement shall remain the property of the party furnishing the same who shall be solely responsible for the maintenance and operation thereof, and each party may remove its property at the termination of the Agreement, provided however, that any property the cost of which has been reimbursed to


GPA-INT                             Page 5              Contract No. 11285

Buyer by Seller pursuant to paragraph 1 of this Article II shall remain the property of, and shall be operated and maintained by, Buyer.

                                 ARTICLE III
                                 -----------
                                 MEASUREMENT
                                 -----------

         1. The unit of measurement for gas hereunder shall be one cubic foot of gas, and the term "cubic foot of gas" means a cubic foot of gas at a pressure of
14.73 PSIA and at a temperature of sixty degrees (6O(degree)) Fahrenheit. For purposes of measurement and meter calibration, atmospheric pressure shall be assumed to be 14.4 pounds per square inch. All gas delivered to Buyer by Seller hereunder shall be measured by orifice or other measurement facility of standard type to be selected and furnished by Buyer. Orifice meters of Buyer shall be constructed and installed in accordance with the applicable provisions of the American National Standard "Orifice Metering of Natural Gas," ANSI/API 2530, First Edition, and any amendments thereto. The volumes of gas delivered to Buyer at pipeline pressures and temperatures shall be computed from meter records and converted into the cubic foot or MCF unit of measurement specified here in accordance with standard industry practice. Correction shall not be made for deviation from the Ideal Gas Laws. The temperature of the gas flowing through each meter is assumed to be sixty degrees (6O(degree)) Fahrenheit, provided, however, that Buyer may at any time install a recording thermometer to record the temperatures of the gas flowing through the meter, in which event the arithmetic average of the hourly temperatures recorded shall thereafter be used in correcting the volumes delivered hereunder to the unit of measurement specified herein above.

         2. Buyer shall furnish, install and maintain in good condition all meters and regulating equipment at the Point(s) of Delivery. Buyer shall read the meters, which shall be accessible to inspection and examination by Seller at all reasonable times. If Seller challenges the accuracy of


GPA-INT                             Page 6              Contract No. 11285
any meter or measuring equipment in use under this Agreement and desires to have the same tested, Buyer shall, if Seller desires, perform the test in the presence of Seller or Seller's representative. The cost of testing the meter shall be borne by Seller if the meter proves to be correct, and it shall be deemed correct if there shall be no greater variation than three percent (3%), either plus or minus. If the meter on test proves incorrect, then the cost of testing shall be borne by Buyer. If a meter does prove incorrect, as provided herein, the registration of such meter shall be corrected at the rate of such inaccuracy for a period agreed upon by the Buyer and Seller. In no event will the inaccuracy adjustment period exceed the lesser of one half the period of time from the last test, or the period from the first of the preceding Production Period prior to the date of challenge by either party. For the purpose of testing, the meter shall be tested and adjusted on the ground. During the time a meter is disconnected from the line, the gas delivered may be estimated by Buyer until the meter is again connected to the line, such estimate to be on the basis of the amount of gas registered at like pressures for like periods of time when the meter was registering accurately.

                                  ARTICLE IV
                                  ----------
                     OBLIGATIONS TO TAKE AND DELIVER GAS
                     -----------------------------------

         1. Subject to the terms and conditions of the Agreement, Buyer shall buy all the gas delivered to it by Seller at the Point(s) of Delivery, and Seller shall, and is obligated to use its best efforts to, produce, deliver and sell to Buyer all the gas owned, produced or purchased by Seller from all wells listed on Exhibit A on each day of the term of the Agreement, in an efficient and expeditious manner, other than that required for drilling operations with respect to such wells. However, with respect to the wells listed on Exhibit A, if required by the terms of the oil and gas lease pursuant to which the gas subject to the Agreement is produced, Seller may also


GPA-INT                             Page 7              Contract No. 11285
provide a yearly free gas allowance. Seller represents that, with respect to the wells listed on Exhibit A, the annual free gas allowances are for residential only, or commercial/industrial use with one free gas allowance per well of 300 MCF per year, or less. Seller agrees that if any other or greater volumes are diverted from Buyer, then Seller shall pay to Buyer $1.15 per MCF (to be mutually agreed upon annually) on any diverted volumes in excess of 300 MCF per well per contract year. Seller shall make such payment within thirty days after the end of each year of the Agreement term. Buyer will immediately notify Seller in writing of any unauthorized diverted volumes it becomes aware of. Upon written request, Buyer shall have the right of access to Seller's records for the stations related to the wells listed on Exhibit A and the right to audit such stations.

         2. It is understood and agreed, however, that Buyer's obligation to take gas from any well or wells subject to the Agreement, in addition to the limitations imposed elsewhere by the Agreement, is limited to two hundred and seventy five (275) days in each or any calendar year beginning January 1 and ending December 31, except for the initial calendar year, being the year in which gas from each well listed on Exhibit A is first produced and delivered at the Point(s) of Delivery, during which period Buyer agrees to take gas at least seventy-five percent of the time remaining after the initial delivery date until the end of the initial calendar year. Pursuant to this paragraph Buyer may suspend taking gas at any time and for any reason, including price, but Buyer shall have the right to require delivery or the resumption of delivery of gas on each day of every year, subject to the terms of the Agreement.

         3. If Buyer wishes Seller to cease delivering gas from any or all wells subject to this Agreement pursuant to any provision of the Agreement, Buyer shall notify Seller by telephone, facsimile, or letter, and Seller, on receipt of such notice, shall immediately cease deliveries and


GPA-INT                             Page 8              Contract No. 11285
shut in the well or wells as directed by Buyer. Should Seller fail to comply with Buyer's instructions within a reasonable time in Buyer's sole judgment, Buyer may take all action necessary to shut in such wells or otherwise interrupt the receipt of gas at the Point(s) of Delivery or elsewhere, without additional notice. If Buyer is unable to, or elects not to, shut in the wells or otherwise interrupt receipt of the gas in the event Seller fails to do so after receiving notice and instructions to do so pursuant to this paragraph, any continuing deliveries to Buyer after such notice shall be deemed to have been supplied by Seller to Buyer at no cost, and Buyer shall not be obligated to make any payments to Seller therefor. Wells shut in pursuant to this Article shall remain shut in, and deliveries of gas from such wells shall not resume, until Buyer in its sole discretion notifies Seller, by telephone, facsimile, or letter, that deliveries may be resumed. Buyer's right to recall shut-in gas and to resume purchases shall be absolute. Upon notice from Buyer, Seller shall resume deliveries as soon as practicable.

         4. It is understood that Buyer has no obligation, implied or expressed, to take gas on more than two hundred and seventy five (275) days in any year, nor on consecutive days, nor any obligation to take any specific volume of gas, nor gas from any specific well or wells during the periods in which Buyer is taking gas, except as expressly provided for pursuant to the Agreement. It is the intent of the Parties, by this provision, to recognize that the nature, timing, frequency and duration of Buyer's shut-in of wells or other refusals to accept gas shall be at Buyer's sole discretion, subject only to Buyer's express obligations to take gas in accordance with the terms of the Agreement. Buyer shall not be liable for any damages, direct or indirect, through loss of gas, or otherwise, sustained by Seller, its heirs, executors, administrators or assigns, resulting from or arising out of the failure or refusal of the Buyer to take gas, or out of any


GPA-INT                             Page 9              Contract No. 11285
actions incidental to its cessation of taking gas, or shutting in of wells, if such failure, refusal or action is contemplated or permitted by the terms of the Agreement.

         5. Buyer's rights to suspend the taking of gas pursuant to this Article IV shall be in addition to its rights to suspend taking gas pursuant to any other provisions of the Agreement.

                                  ARTICLE V
                                  ---------
                                    PRICE
                                    -----

         1. The price to be paid by Buyer to Seller shall be $2.45 per MCF for each MCF received at the Point(s) of Delivery. In addition to the initial base price, Buyer will pay $.20 per MCF to Seller as reimbursement for the cost of delivering the gas to Buyer. The prices set forth in this Article V represent the full and complete prices to be paid for gas subject to the Agreement as delivered to the Point(s) of Delivery. Buyer is not obligated to pay any additional or other prices than the prices set forth here, regardless of what it may pay for any other gas at any other time or date. The prices provided for in this Article shall be subject to the provisions of Article IV, paragraph 1;
Article X, paragraph 1; and Article XI, paragraphs 2 and 4 of the Agreement.

     2. In no event shall the price paid hereunder, whether initial or adjusted, ever exceed Buyer's current GCR. In any period when the provisions of this Article would produce that result, the price shall be frozen at the level of the current GCR, until any subsequent adjustment of either price or current GCR which results in the price pursuant to the Agreement being below the level of the then current GCR. In such event, no make-up payments shall be due or paid with respect to amounts previously unpaid due to the GCR limit on the prices to be paid hereunder.

         3. If the method of calculating the GCR reflected in Buyer's rate schedules is materially changed in accordance with PUCO procedures, or if the use of a GCR is eliminated, then the


GPA-INT                             Page 10             Contract No. 11285
price in effect as of the day of such change or elimination shall remain in effect for the duration of the term of the Agreement.

                                  ARTICLE VI
                                  ----------
                                FORCE MAJEURE
                                -------------

         1. The term "Force Majeure" as used herein, and as applied to either party hereto, shall mean acts of the law, including governmental bodies acting pursuant to law, acts of God, strikes, lockouts, or other labor disturbances, acts of the public enemy, war, blockades, insurrections, riots, epidemics, fires, lightning, storms, floods, washouts, arrests, and restraint by government or people, civil disturbances, explosions, breakage or accidents to machinery or lines of pipe, freezing of wells or pipe lines, partial or entire failure of such wells, the necessity for making repair to or alteration of machinery or line of pipe, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party invoking Force Majeure. It is understood that settlement of strikes, lockouts or labor disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or labor disturbances by acceding to the demands of an opposing party when such course is inadvisable in the discretion or judgment of the party having the difficulty.

         2. Neither party to this Agreement shall be liable for any damage or loss that may be occasioned by any failure, depletion, shortage, or interruption in the production of gas from a well, or any decline in natural pressure. In the event either party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payment of amounts due hereunder, then the obligations of such party, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any


GPA-INT                             Page 11             Contract No. 11285
inability so caused. However, the party claiming the existence of Force Majeure shall use all reasonable efforts to remedy promptly any situation which may interfere with the performance of its obligations under the Agreement.

         3. Neither Force Majeure or other causes or contingencies recognized pursuant to the Agreement shall relieve either party of liability or responsibility unless notice and full particulars are given in writing to the other by the party relying on such facts, as soon as reasonably practicable after the occurrence of the facts relied upon. Such facts shall not, however, in any event, release either party from liability in the event of its concurring negligence, nor from its obligations to make payments of amounts then due.

                                 ARTICLE VII
                                 -----------
                                  LIABILITY
                                  ---------

         1. Buyer and Seller shall each have responsibility for, and shall indemnify and hold the other, its agents, employees, officers, directors and parent, harmless from and against, any claim, demand, action, liability, cost, expense (including reasonable attorneys' fees), damages or loss, arising from or because of anything which may be done or may happen or arise with respect to the gas while it is within its own control as defined in Article X, paragraph 2 of the Agreement.

         2. Neither Buyer nor Seller shall be liable in damages to the other for any interruption in, or for any act, omission, or circumstance occasioned by or in consequence of, or related to, any such interruption, if such interruption is contemplated by any provision of the Agreement.

                                 ARTICLE VIII
                                 ------------
                                   NOTICES
                                   -------



GPA-INT                             Page 12             Contract No. 11285

         Notices to Buyer required under or relating to the Agreement shall be addressed to it at P.O. Box 5759, Cleveland, Ohio 44101-0759, Attention:
Manager, Appalachian Gas Supply (216/736-5365). All notices and payments to Seller required under or relating to the Agreement shall be made and mailed to:

                                Mr. Tom Korner
                       Everflow Eastern Partners, L.P.
                             585 W. Main Street
                                 P.O. Box 629
                              Canfield, OH 44406
                            Phone: (330) 533-2692



                                  ARTICLE IX
                                  ----------
                       PRODUCTION PERIOD AND STATEMENT
                       -------------------------------

         1. Deliveries of gas to the Point(s) of Delivery shall be measured during Production Periods. Production Periods shall be periods of between twenty-eight (28) and thirty-five (35) days. Production Periods shall be identified by the name of the month in which the period ends.

         2. Once each month Buyer shall render a statement setting forth the total quantity of gas received at the Point(s) of Delivery during the prior month's Production Period, and any payment due to Seller. Any such payments may be reduced by amounts due to Buyer from Seller pursuant to any provision of the Agreement.

                                  ARTICLE X
                                  ---------
                   FURTHER OBLIGATIONS AND REPRESENTATIONS
                   ---------------------------------------



GPA-INT                             Page 13             Contract No. 11285

         1. Seller warrants that all of the gas sold and delivered to Buyer has been produced from wells in Ohio, that it has good, marketable title to the gas sold as and when delivered to Buyer at the Point(s) of Delivery, and that gas so delivered is free from all liens and encumbrances. Seller covenants and agrees to indemnify Buyer, its officers and directors, parents and affiliates, for, and save them harmless from, all suits, actions, debts, accounts, damages, costs, losses and expenses arising from or attributable to the adverse claims of any and all other persons or parties to the gas delivered to Buyer hereunder; provided, however, that if any person or party makes claim to any gas delivered to Buyer hereunder adverse to Seller's claim of ownership thereof, or obtains a lien or encumbrance against the same, Buyer may withhold payment for such gas without liability for the payment of interest on the amounts withheld, until such adverse claim or lien is released or disposed of by the parties or by final court action and may pay such withheld amount or amounts to the party or parties finally determined to be entitled thereto.

         2. Seller shall be deemed to be in control and possession of the gas sold by it hereunder until it shall have been delivered to Buyer at the Point(s) of Delivery, after which delivery Buyer shall be deemed to be in control and possession thereof. Buyer shall have no responsibility with respect to any gas sold to it hereunder until it is delivered at any such delivery point, and no responsibility therefore because of anything which may be done, or may happen or arise with respect to said gas before delivery to Buyer at such delivery point; and Seller shall have no responsibility with respect to said gas after its delivery to Buyer and no responsibility because of anything which may be done or may happen or arise with respect to said gas after its delivery to Buyer at such delivery point, except that nothing contained herein shall release Seller from its obligations pursuant to Articles II and X of the Agreement.




GPA-INT                             Page 14             Contract No. 11285

         3. No action shall be brought by Seller against Buyer on account of any claimed failure under the Agreement unless sixty (60) days written notice of such claim of failure shall be served upon Buyer and unless Buyer shall have failed to remedy such claim within such sixty day period. Such notice of claim shall specify in detail the respects in which it is claimed the Buyer has failed to perform. Any such notice of claim must be served by Seller upon Buyer within twelve months of the time such claim is or could have been discovered, it being the intention of the parties to bar Seller's assertion of any claim more than twelve months after it arises, and by doing so to supersede any otherwise applicable statute of limitations on claims by Seller.

         4. Seller warrants that if any of the output, production or reserves of any of the wells listed on Exhibit A has ever been previously produced, dedicated or sold to or for Buyer or any other entity, as to such output, production, and wells, Seller has secured all necessary and appropriate releases from all prior owners, producers, buyers or claimants.

         5. In the event any tax is now or hereafter imposed on natural gas, or the production, severance, gathering, transporting, sale, delivery or use thereof, or upon the business or privilege of producing, severing, gathering, transporting, selling, delivering, or using natural gas, or if such tax is imposed in any other manner so as to constitute directly or indirectly a charge upon the gas delivered to Buyer hereunder, then the amount of such tax shall be borne by Seller so far as it affects or relates to or is apportionable to the activities of Seller with respect to the gas delivered to Buyer under the Agreement. In the event Buyer is required to pay such tax, the amount thereof may be deducted from the payments accruing to Seller under the Agreement.

         6. Seller shall pay or cause to be paid any royalty payments due or owed on the gas delivered under the Agreement, and shall indemnify and hold Buyer harmless from any responsibility, liability or obligation for payment of any such royalty. In the event Buyer is



GPA-INT                             Page 15             Contract No. 11285
obligated by law to make any royalty payment directly to royalty owners which payment obligation would otherwise be, or is, the responsibility of Seller, Seller shall reimburse Buyer for any such payment or costs associated with such payment. If Seller fails to reimburse Buyer, Buyer may deduct the amounts of such payments and any costs associated with such payments from any amounts accruing to Seller under the Agreement.

                                  ARTICLE XI
                                  ----------
                                MISCELLANEOUS
                                -------------

         1. No waiver by either party of one or more failures or defaults of the other party in the performance of any provisions of the Agreement shall operate or be construed as a waiver of any future failures or defaults, whether of a like or different character.

         2. This Agreement and all of its provisions -- including the payment of the prices stated in it --are subject to all federal, state and local laws and to the regulations or orders of any court or governmental agency with jurisdiction over it, but the Agreement shall be governed by and construed in accordance with the law of the State of Ohio, without giving effect to the principles of conflicts of laws of the State.

         3. This Agreement and its Exhibits constitute the entire agreement between Buyer and Seller with respect to its subject matter, and no modification of its terms and provisions shall be made or become effective except by execution of a supplementary written agreement.

         4. In the event any of the prices stated herein ever exceed the applicable Maximum Lawful Price under the Natural Gas Policy Act of 1978 or other legislation for the category of gas from any well subject to the Agreement, Buyer will be required to pay only the Maximum Lawful Price for the applicable category of gas.



GPA-INT                             Page 16             Contract No. 11285

         5. Seller shall not assign the Agreement, in whole or in part, without the written consent of Buyer which shall not be unreasonably withheld. All the covenants and obligations of this agreement shall extend to and be binding upon the successors and assigns of the respective parties. Any sale, assignment, farmout or other disposition or agreement of or concerning the well or wells described herein shall be subject to and expressly made subject to, the Agreement.

         6. Should any provision of the Agreement be determined by any court or regulatory body having jurisdiction to be void, voidable or otherwise invalid, such determination shall have no effect on the remaining provisions of the Agreement to the extent the provision eliminated can be, reasonably construed as severable from the remainder of the Agreement without materially altering the rights, obligations, and purposes of Buyer and Seller as reflected in the Agreement.

         IN WITNESS WHEREOF the parties have set their signatures by their officers duly authorized to do so the day and year first above written.



WITNESS:                                    SELLER:

                                            EVERFLOW EASTERN

/s/ ROSE CARSON                             By: /s/ THOMAS L. KORNER
- ---------------------------------               ------------------------------
                                                Thomas L. Korner

/s/ CLAUDIA MORGAN                              President
- ---------------------------------               ------------------------------
                                                            Title


WITNESS:                                    BUYER:
                                            EAST OHIO GAS


/s/ BARRY FERGUSON                          By: /s/ BRUCE C. KLINK
- ---------------------------------               ------------------------------
                                                Senior Vice President


/s/ JEFFERY B. MURPHY                           /s/ MICHAEL G. BARTELS
- ---------------------------------               ------------------------------
                                                           Secretary



GPA-INT                             Page 17             Contract No. 11285

                                    EXHIBIT A

Well Name              State Permit    Lot/Sec     Township          County
- ---------              ------------    -------     --------          ------
Akron Zoo #1           2834            Tr 7        Portage           Summit

Akron Zoo #2           2832            Tr 7        Portage           Summit

Akron Zoo #3           2833            Tr 7        Portage           Summit

Selle #1D              2826            Tr 8        Portage           Summit



GPA-INT                             Page 18             Contract No. 11285